Exhibit 99.1

VASCO Transforms Business Enablement with Launch of New Anti-Fraud Platform, Renames Company OneSpan

Trusted Identity platform will leverage a flexible API and artificial intelligence with machine learning to improve the customer experience and reduce fraud for onboarding, online and mobile transactions, and the e-signature lifecycle

CHICAGO – May 30, 2018 – VASCO Data Security International, Inc. (NASDAQ: VDSI), a global leader in digital identity security, transaction security and business productivity, today announced the launch of its Trusted Identity (TID) platform, which provides companies with a single platform to reduce onboarding and transaction-related fraud while securing and enhancing the end-user experience. VASCO also announced it is changing its name to OneSpan to reflect the significance of this shift in its strategy and solution offering.

The OneSpan Trusted Identity (TID) platform brings together the OneSpan’s broad portfolio of security technologies to enable real-time fraud detection for banks and enterprises through a cloud-based, open-architecture platform that uses real-time fraud analytics, multifactor authentication, mobile application security and orchestration of all of the available services.  TID’s API-based approach integrates OneSpan-provided, third party and customer-developed tools to manage risk and reduce fraud, meet strict regulatory compliance, reduce the time and cost of implementation, and improve the user experience. The TID platform represents the next evolution of OneSpan’s two decades of leadership in preventing fraud and hacking attacks against the world’s leading financial institutions.

The newest solution available on TID is Intelligent Adaptive Authentication.  This solution reviews data from user behavior, devices, mobile applications and real-time transactions, then uses artificial intelligence with machine learning plus pre-configured and customizable rule sets to analyze and score that data.  The result of this analysis enables a precise level of security on user interactions while optimizing the user experience.

“Financial institutions are expanding their investments to address escalating fraud while competing to provide the best customer experience,” said Aite Group’s Retail Banking and Payments Research Director, Julie Conroy. “Increasingly, FIs are looking for platform solutions that support a flexible plug-and-play approach with multiple tools that enable them to nimbly evolve their fraud and authentication strategies. OneSpan’s layered approach using multiple technologies that work together is a great match for these needs, blending strong security with user convenience to help banks prevent fraud.”

“The launch of our Trusted Identity platform provides a single foundation that spans the needs of our customers today and into the future while our name change underscores a generational evolution in our strategy,” said OneSpan CEO, Scott Clements. “We listened closely to the challenges our customers are facing and identified a  significant gap between customer needs and solutions available in the market.  OneSpan is addressing this gap by delivering a much needed and innovative approach to reducing the billions of dollars banks are losing annually to fraud.”

Trading on NASDAQ under the new OneSpan name, ticker symbol “OSPN” and new CUSIP number 68287N 100 is expected to begin at market open Monday, June 4, 2018.

About OneSpan

OneSpan enables financial institutions and other organizations to succeed by making bold advances in their digital transformation. We do this by establishing trust in people’s identities, the devices they use, and the transactions that shape their lives. We believe that this is the foundation of enhanced business enablement and growth. More than 10,000 customers, including over half of the top 100 global banks, rely on OneSpan solutions to protect their most important relationships and business processes. From digital onboarding to fraud mitigation to workflow management, OneSpan’s unified, open platform reduces costs, accelerates customer acquisition and increases customer satisfaction. Learn more about OneSpan at OneSpan.com and on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable U.S. Securities laws, including statements regarding the potential benefits, performance, and functionality of our products and solutions. Forward-looking statements may be identified by words such as "seek", "believe", "plan", "estimate", "anticipate", expect", "intend", and statements that an event or result "may", "will", "should", "could", or "might" occur or be achieved and any other similar expressions. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Factors that could materially affect our business and financial results include, but are not limited to, market acceptance of our products and solutions and competitors’ offerings, the potential effects of technological changes, and the increasing frequency and sophistication of hacking attacks, as well as those factors set forth in our Form 10K (and other forms) filed with the Securities and Exchange Commission. Our SEC filings and other important information can be found on the Investor Relations section of our website at ir.vasco.com. We do not have any intent and disclaim any obligation to update the forward-looking information to reflect events that occur, circumstances that exist, or changes in our expectations after the date of this press release.

Media contact:

Sarah Hanel
Director of Global Corporate Communications
+1-312-871-1729
sarah.hanel@onespan.com

Investor contact:

Joe Maxa

Director of Investor Relations

+1-612‑247‑8592

joe.maxa@onespan.com